Transamerica JPMorgan 10f-3 Debt Report
Fund	Offering Date/Trade Date	Issuer/Security	Cusip	Offering Type	Bonds	Unit Price of Offering/Price Paid Per Unit	Spread	Total Price Paid	Underwriter From Whom the Fund Purchased	Total Shares/ Units/ Bonds Offered	Total Size of Offering	Total Bonds Purchased by Investment Management	Total Price Paid by the Fund Plus Total Price Paid For Same Securities Purchased Bythe Same Sub-Advsier	% of Offering
Transamerica Core Bond	11/05/13	MidAmerican Energy Holdings (MIDAM 3.75% November 15, 2023 144A)	59562VBB	144A	780,000	$99.925	0.55%	$779,415	Barclays Capital Inc	500,000,000	$499,625,000	9,475,000	$9,467,894	1.90%
Transamerica Core Bond	11/06/13	Invesco Finance Plc (IVZ 4.00% January 30, 2024)	46132FAB	US Registered	160,000	$99.284	0.65%	$158,854	BofA Merrill Lynch	600,000,000	$595,704,000	9,028,000	$8,963,360	1.50%
Transamerica Core Bond	11/06/13	Ford Motor Credit Company LLC (F 1.50% January 17, 2017)	345397WN	US Registered	363,000	$99.906	0.25%	$362,659	Duetsche Bank Securities	750,000,000	$749,295,000	11,120,000	$11,109,547	1.48%
Transamerica Core Bond	11/07/13	The Mosaic Company (MOS 4.25% November 15, 2023)	61945CAC	US Registered	223,000	$99.790	0.65%	$222,532	Morgan Stanley and Company	900,000,000	$898,110,000	18,195,000	$18,156,791	2.02%
Transamerica Core Bond	11/07/13	The Mosaic Company (MOS 5.45% November 15, 2033)	61945CAD	US Registered	472,000	$99.626	0.88%	$470,235	Goldman Sachs and Company	500,000,000	$498,130,000	17,136,000	$17,071,911	3.43%
Transamerica Core Bond	11/08/13	American Water Capital Corp. (AWK 3.85% March 1, 2024)	03040WAK	US Registered	300,000	$99.601	0.65%	$298,803	UBS Securities LLC	400,000,000	$398,404,000	22,446,000	$22,356,440	5.61%
Transamerica Core Bond	11/14/13	State Street Corp (STT 3.70% November 20, 2023)	857477AM	US Registered	615,000	$99.760	0.45%	$613,524	Morgan Stanley and Company	1,000,000,000	$997,600,000	68,199,000	$68,035,322	6.82%
Transamerica Core Bond	11/25/13	Duke Realty LP (DRE 3.875% February 15, 2021)	264411AD	US Registered	168,000	$99.747	0.63%	$167,575	Wells Fargo Advisors	250,000,000	$249,367,500	7,927,000	$7,906,945	3.17%
Transamerica Core Bond	11/25/13	Schlumberger Investment SA (SLB 3.65% December 1, 2023)	806854AH	US Registered	164,000	$99.660	0.45%	$163,442	Deutsche Bank Securities	1,500,000,000	$1,494,900,000	31,725,000	$31,617,135	2.12%
Transamerica Core Bond	12/03/13	Microsoft Corporation (MSFT 3.625% December 15, 2023)	594918AW	US Registered	311,000	$99.508	0.45%	$309,470	Barclays Capital Inc	1,500,000,000	$1,492,620,000	36,700,000	$36,519,436	2.45%
Transamerica Core Bond	12/04/13	Thermo Fisher Scientific (TMO 1.30% February 1, 2017)	883556BD	US Registered	176,000	$99.941	0.40%	$175,896	Barclays Capital Inc	900,000,000	$899,469,000	37,037,000	$37,015,148	4.12%
Transamerica Core Bond	12/04/13	Thermo Fisher Scientific (TMO 4.15% February 1, 2024)	883556BF	US Registered	435,000	$99.730	0.65%	$433,826	Barclays Capital Inc	1,000,000,000	$997,300,000	12,669,000	$12,634,794	1.27%
Transamerica Core Bond	12/11/13	Cameron International Corporation (CAM 4.00% December 15, 2023)	13342BAL	US Registered	85,000	$99.641	0.65%	$84,695	Credit Suisse Securities	250,000,000	$249,102,500	3,422,000	$3,409,715	1.37%
Transamerica Core Bond	01/09/14	Mondelez International, Inc. (MDLZ 4.00% February 1, 2024)	609207AB	U.S. Registered	500,000	$99.892	0.45%	$499,460	RBS Securities Inc.	1,750,000,000	$1,748,110,000	36,406,000	$36,366,682	2.08%
Transamerica Core Bond	02/12/14	HCP Inc (HCP 4.20% March 1, 2024)	40414LAK	U.S. Registered	54,000	$99.537	0.65%	$53,750	Wells Fargo Advisors	350,000,000	$348,379,500	7,518,000	$7,483,192	2.15%
Transamerica Core Bond	02/18/14	Novartis Capital Corporation (NOVNVX 3.40% May 6, 2024)	66989HAG	U.S. Registered	395,000	$99.287	0.45%	$392,184	Goldman Sachs and Company	2,150,000,000	$2,134,670,500	19,224,000	$19,086,933	0.89%
Transamerica Core Bond	02/19/14	Honda Auto Receivables 2014-1 Owner Trust A2 (HAROT 2014-1 A2 0.41% September 21, 2016)	43813JAB	U.S. Registered	2,031,000	$99.99244	0.19%	$2,030,846	Deutsche Bank Securities	511,000,000	$510,961,368	65,783,000	$65,778,027	12.87%
Transamerica Core Bond	02/24/14	Cisco Systems Inc (CSCO 3.625% March 4, 2024)	17275RAN	U.S. Registered	200,000	$99.925	0.40%	$199,850	BofA Merrill Lynch	1,000,000,000	$999,250,000	14,640,000	$14,629,020	1.46%
Transamerica Core Bond	02/24/14	Cisco Systems Inc (CSCO 2.90% March 4, 2021)	17275RAP	U.S. Registered	55,000	$99.818	0.30%	$54,900	Barclays Capital Inc	500,000,000	$499,090,000	5,719,000	$5,708,591	1.14%
Transamerica Core Bond	02/25/14	BNZ International Funding Limited (BZLNZ 2.35% March 4, 2019 144A)	05579LAA	144A	250,000	$99.967	0.25%	$249,918	Goldman Sachs and Company	750,000,000	$749,752,500	8,908,000	$8,905,060	1.19%
Transamerica Core Bond	03/10/14	Petrobras Global Finance B.V. (PETBRA 6.25% March 17, 2024)	71647NAM	U.S. Registered	412,000	$99.772	0.30%	$411,061	Citigroup Global Markets	2,500,000,000	$2,494,300,000	58,217,000	$58,084,265	2.33%
Transamerica Core Bond	03/10/14	Verizon Communications Inc. (VZ 5.05% March 15, 2034)	92343VBZ	U.S. Registered	539,000	$99.925	0.75%	$538,596	Citigroup Global Markets	1,250,000,000	$1,249,062,500	32,738,000	$32,713,447	2.62%
Transamerica Core Bond	03/10/14	Verizon Communications Inc. (VZ 3.45% March 15, 2021)	92343VCC	U.S. Registered	286,000	$99.982	0.40%	$285,949	Wells Fargo Advisors	1,000,000,000	$999,820,000	24,037,000	$24,032,673	2.40%
Transamerica Core Bond	04/29/14	Apple Inc (AAPL 2.85% May 6, 2021)	037833AR	U.S. Registered	302,000	$99.754	0.18%	$301,257	Goldman Sachs and Company	$1,000,000,000	3,000,000,000	68,966,000	$68,796,344	2.30%